Exhibit 10.13

                          CONTRACT SALES REPRESENTATIVE
                                    AGREEMENT

     THIS AGREEMENT (Agreement) is entered into this 15th day of November 2004, by and between Reclamation Consulting and Applications Inc., a company organized under the laws of Colorado with its principal place of business at 23832 Rockfield Blvd., Suite 273, Lake Forest, California 92630, USA

and

     Rosiane Jacomini, an individual having her principal place of business at 26 North Terrace Avenue, Mount Vernon, NY 10550 (`Contract Sales Representative' or `CSR').

RECITALS

     RCAI manufactures and distributes certain asphalt and cement product release agents, lubricants and cleaners, which are used in the construction, paving and similar industries and which are sold under the RCAI trademarks `Alderox(TM)', ASA-12(TM), KR7(TM), DCR(TM), Paver Blend and TSR(TM).

     RCAI desires to appoint CSR to promote, market, sell and service RCAI's products and CSR desires to promote, market, sell and provide customer service for RCAI products in the territory, defined herein below.

     In consideration of the mutual representations, agreements and conditions contained in this Agreement, RCAI and CSR hereby agree as follows:

SECTION 1:  DEFINITIONS

     1.1 `Products' means asphalt, cement and related product release agents, lubricants and cleaners, specifically Alderox(TM) ASA-12(TM) Asphalt Release Agent, Alderox(TM) KR7(TM) Concrete Release Agent & Form Oil and Alderox(TM) DCR(TM) Drag Chain and Drag Slat Release Agent and Lubricant, Alderox(TM) Paver Blend paving equipment release agent and cleaner and Alderox(TM) TSR(TM) oil sands and mining release agent in liquid form that RCAI formulates and manufactures. RCAI authorizes CSR to promote, market, sell and provide customer service of and for these Products under the RCAI Trademarks. RCAI may, at its sole discretion and in writing, add additional Products to this Agreement as they become available.

     1.2 `Territory' means the State of Vermont.

     1.3 `Effective Date' means the date first written above which will be concurrent with the date when an authorized representative of the last party hereto executes this Agreement.

     1.4 `Agreement Year' means any partial or whole calendar year, commencing with the Effective Date hereof, or any such subsequent period during the continuance of this Agreement.

     1.5 `Trademarks' means all trademarks, trade names, designs, logos or other protected or protectable commercial symbols used by RCAI to identify RCAI as the source of the Products to which RCAI grants CSR the right of distribution hereunder and as set forth in Schedule A hereto.



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     1.6 `Documentation' means any promotional, advertising, technical or training materials developed and furnished by RCAI to CSR hereunder, specifically intended for the public, including customers and potential customers and concerning the promotion, application or handling of the Products.

     1.7 `Contract Sales Representative' or `CSR' means Rosiane Jacomini, and any sub-subcontractor, agent, representative, successor or assign to whom any of the rights or obligations of CSR herein are assigned or delegated upon the prior written consent of RCAI.

SECTION 2: GRANT OF CONTRACT SALES REPRESENTATIVE RIGHTS AND RESPONSIBILITIES

     2.1 As of the Effective Date of this Agreement and for the term hereof, RCAI hereby appoints CSR and CSR hereby accepts the appointment to promote, sell, market and provide customer service for the Products in the Territory under the terms and conditions of this Agreement.

     2.2 The exclusive rights granted herein will apply provided CSR achieves the Minimum Sales Objectives in the Territory for each Agreement Year during the term hereof as further described below.

     2.3 During the term hereof, CSR will refrain from directly promoting, selling or servicing the Products outside the Territory by soliciting orders, establishing or operating any branch or facilities for said purposes outside the Territory, or taking any other direct action to obtain customer orders outside of the Territory without prior written consent from RCAI.

     2.4 During the term RCAI shall appoint no other sales agents to sell the Products within the Territory, provided minimum sales objectives are achieved as set out below. RCAI will use reasonable efforts to refer to CSR any customer inquiry or order originating from CSR's.

     2.5 The rights of CSR to promote, sell or provide customer service for the Products include the right of subcontract, but only upon the prior written consent of RCAI. All other rights not expressly granted in this Agreement to CSR are reserved to RCAI.

SECTION 3: AUTHORIZED USE OF TRADEMARKS

     3.1 As of the Effective Date of this Agreement and for the term hereof, RCAI hereby grants CSR the nonexclusive, nontransferable right to use the Trademarks set forth in Schedule A attached hereto in connection with the promotion, distribution and servicing of the Products in the Territory. RCAI may amend Schedule A from time to time.

     3.2 CSR will comply with all RCAI requirements for affixing or using the Trademarks on or in connection with the Products.




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     3.3 During the term hereof, CSR will represent to customers and other third parties that CSR is an authorized independent representative of RCAI and the Products for the Territories. CSR will refrain from using any trademarks or other identifying symbols that may be considered by customers or other third parties to be misleading as to the identity of CSR, the relationship of RCAI and CSR, or the origin or nature of the Products.

SECTION 4: MINIMUM SALES

     4.1 The minimum volume of sales of the Products that CSR commits to use its best efforts to achieve in the Territory on an annual basis in the first Agreement Year is 60,000 gallons (avg. 5,000 gallons per month). RCAI will review the annual volumes of sales of the Products prior to the beginning of any successive term during which this Agreement may continue and RCAI may change and adjust such minimums as it, in its sole judgment, sees fit.

     4.2 Contract Sales Representative will use its best efforts to achieve the Minimum Sales in any given Agreement Year. In particular, Contract Sales Representative will:

          a) actively promote, sell and service the Products in the Territories;

          b)   diligently pursue sales leads provided by RCAI;

          c) initiate sales programs, campaigns, surveys, promotions and advertising programs;

          d) comply with all provisions of Sections 8 and 9 hereof on training and advertising;

          e) respond promptly and fully to any of RCAI's requests for information on customers or market conditions in Contract Sales Representative's Territory.

     4.3 In the event that CSR fails to achieve the Minimum Sales in any Agreement Year, RCAI may, in its sole discretion, revise the Minimum Sales for the Territory, and/or revoke the exclusive appointment granted herein in the Territory with immediate effect and appoint other Contract Sales Representative(s) in the Territory, and/or terminate this Agreement in full immediately upon 90 days written notice to CSR.

SECTION 5: TERMS OF DELIVERY

     5.1 Unless otherwise agreed, all Products for which RCAI accepts purchase order are FOB RCAI's facility. Transportation and delivery fees are to be paid by customer.

SECTION 6: TERMS OF PAYMENT

     6.1 Purchase Orders from Customers will be sent directly to RCAI with copy to CSR.

     6.2 RCAI's Suggested Retail Price for all Alderox(TM) products, excluding cleaning products, is $9.00 per gallon. Should CSR sell any Alderox(TM) product at a price in excess of the Suggested Retail Price, the `overage' will be split 60 (CSR)/40 (RCAI).

     6.3 Invoices will be sent directly from RCAI to Customer with copy to CSR.
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     6.4 CSR will be paid a sales commission of $1.50 per gallon of product purchased by customers within the Territory.

     6.5 Sales commission payments will be made to CSR by RCAI immediately upon receipt of payment from the customer.

     6.6 CSR shall pay RCAI a one-time License Fee of $25,000 upon execution of this Agreement. This License Fee will secure exclusive license for the RCAI Products within the Territory for a period of 5 years.

     6.7 Upon receipt of payment of the License Fee, RCAI will provide CSR with one (1) spray applicator system suitable for demonstration projects, 300 gallons of Alderox(TM) product, all required sales, marketing and promotional materials, and a minimum of three (3) days product and sales training.

     6.8 Although CSR will not actively seek out contacts/customers in areas outside of the Territory, it is understood that certain customers may have facilities/operations in numerous territories and may wish to purchase product for a number of facilities/operations in different territories from a single Contract Sales Representative or in an area not covered by another Contract Sales Representative. In this event, the following will apply:

          (a) Should CSR receive orders for products in an area outside of the Territory and within a Territory covered by another Contract Sales Representative, CSR and the other Contract Sales Representative will split the commissions 50/50. The Contract Sales Representative who received and filled the order is responsible for servicing the account.

          (b) Should CSR receive orders for product in an area outside the Territory and in an area not covered by another Contract Sales Representative, CSR will receive full commissions and will be fully responsible for servicing the account. When appointment is made for a representative within the territory, CSR will receive 50% commissions and be responsible for servicing of the account.

          (c) In the event that another Contract Sales Representative receives orders for product within CSR's Territory, CSR and the other Contract Sales Representative will split the commissions 50/50. The Contract Sales Representative who received and filled the order will be responsible for servicing the account unless otherwise agreed between the two parties.

SECTION 7: QUALITY CONTROL & SAFETY STANDARDS

     7.1 Contract Sales Representative will:

          a) employ and maintain sufficient personnel to perform the obligations of CSR as defined herein and ensure their adequate training in accordance with this Agreement;
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          b)   provide customers with adequate information and training on the safe and effective handling of the Product(s) and their applications;

          b) furnish all market development information reasonably requested by RCAI concerning the customers of Products sold by CSR; and

          c) notify RCAI by phone, confirming in writing or confirming by e-mail, as promptly as practicable after it comes to CSR's attention, of any customer complaints regarding the Products.

          d) Advertise and publicize the Products in the Territory in accordance with any RCAI advertising and promotional guidelines set forth in any Documentation or other materials, or as provided during any sales training or market development assistance by RCAI. All advertising and/or promotional material related to the Alderox(TM) products must be approved in writing by RCAI prior to use.

SECTION 8: LIMITED WARRANTIES FOR PRODUCTS

     8.1 RCAI hereby warrants with respect to all Products delivered to Distributor pursuant to the terms and conditions hereof that all such Products will be suitable for the applications intended, provided they are used as is intended from the date of delivery to Distributor until one (1) year from the pick-up date.

     8.2 RCAI's entire liability and CSR's customers' exclusive remedy is limited to the replacement without charge, of any Products which prove not to function as intended within the warranty period.

     8.3 RCAI will not be liable for the replacement of Products which, in RCAI's sole opinion, have been subjected to misuse, accident, alteration, neglect or damage.

     8.4 The warranties provided herein are the only warranties made by RCAI and excludes all other express and implied warranties including those of merchantability and fitness of the Products for a particular purpose.

     8.5 IN NO EVENT WILL RCAI BE LIABLE FOR DAMAGES OF ANY KIND, DIRECT OR INDIRECT, INCLUDING, WITHOUT LIMITATION, GENERAL AND SPECIAL DAMAGES SUFFERED BY CONTRACT SALES REPRESENTATIVE OR ANY CUSTOMER OR SUBCONTRACTOR ARISING FROM BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHER TORT, EQUITY, OR ANY OTHER LEGAL GROUND OF ACTION.

SECTION 9: CONTRACT SALES REPRESENTATIVE'S LIABILITY

     9.1 CSR will limit its representations on warranty with regard to the Products to correspond to the provisions of this Agreement.

SECTION 10: PROPRIETARY RIGHTS

     10.1 CSR on behalf of itself, its officers, employees, agents, representatives, and assigns:

          a) acknowledges that RCAI is the owner of all proprietary rights in the Products and the Trademarks, to which RCAI grants CSR the rights to sell and use pursuant to the provisions of this Agreement; and

          b) will refrain from any unauthorized or infringing use of the Products, Trademarks or any Documentation for the term hereof and thereafter.

     10.2 Promptly after CSR learns of any suspected or actual unauthorized third party use of the Products, Trademarks or Documentation, CSR will notify RCAI of said unauthorized use or disclosure.

     10.3 Should RCAI decide in its sole discretion to take any action to defend against or terminate said infringing or unauthorized use of its proprietary rights in CSR's Territory, CSR will, upon RCAI's request, render any assistance RCAI may require, at RCAI's expense.

SECTION 11: TERM AND TERMINATION

     11.1 This Agreement will commence on the Effective Date hereof and will continue for an initial term of five (5) years (Initial Term). This Agreement may be renewed at RCAI's sole option for one or more successive terms of 1 year each (Successive Term) by 90 days prior written notice by RCAI to CSR. At the time of renewal CSR will:

          a) have complied with its best efforts obligation to achieve the Minimum Sales Objective for the Agreement term concerned; and

          b) have complied with all other obligations of this Agreement to RCAI's satisfaction.

     11.2 This Agreement may be terminated without cause by either party hereto if the party wishing to terminate gives prior written notice to the other party at least 90 days prior to the end of the Initial Term or any Successive Term.

     11.3 RCAI may terminate this Agreement at any time during the Initial Term or any Successive Term by giving written notice to CSR, notice effective upon the date given, in the event of any one or more of the following:

          a) the failure of CSR to achieve the Minimum Sales, provided, however, that RCAI may elect in lieu of termination, to revise the Minimum Sales, appoint other Contract Sales Representative(s) in the Territory or take any other measures to ensure that the market in CSR's Territory is optimally developed;

          b) CSR's default in payment when due of any amount payable to RCAI, provided however, in lieu of or in addition to termination, RCAI may take any measures to mitigate or reduce the extent of CSR's default.

          c) CSR's breach of any obligation concerning RCAI's proprietary rights;

          d) CSR's breach of any obligation or representation, other than those of paragraphs a), b) and c) above,

          e) CSR's attempted assignment of this Agreement or any of rights granted hereunder by CSR by agreement or operation of law, without the prior written consent of RCAI;
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          f)   CSR's unauthorized development of new products related to the
               Alderox(TM) products and/or unauthorized development of the Alderox(TM) products.

          g) any legal or business transaction or event which causes a change in majority ownership of CSR and effectively results in an assignment of this Agreement to owners substantially different from the owners of CSR at the time of execution of this Agreement without the prior written consent of RCAI; and

          h) any insolvency or inability of CSR to pay debts as and when due, or the initiation or tendency of any proceeding involving the insolvency, bankruptcy, reorganization, or liquidation of CSR.

SECTION 12: EFFECTS OF TERMINATION

     12.1 Subject to Section 15.6, upon termination, CSR will immediately discontinue the promotion, selling and servicing of the Products and will cease to represent itself as an authorized Contract Sales Representative of RCAI.

     12.2 CSR will further discontinue any use of RCAI's Trademarks and any Documentation. At RCAI's option, CSR will certify destruction of Documentation.

     12.3 CSR will refrain from using any name, mark or logo which may create a likelihood of confusion with RCAI's Trademarks and will further refrain from copying in whole or in part any of the Confidential Information or Documentation.

     12.4 Unless termination occurs for cause, CSR may sell any Products remaining as of the date of termination, provided it does so within 30 days of the date of termination. All other Products remaining thereafter must be disposed of by CSR and certified to RCAI.

     12.5 Nothing herein will relieve or extinguish any of CSR's payment obligations under any provision of this Agreement. Nevertheless, in the event of insolvency or refusal to pay for any reason by CSR, RCAI may take reasonable actions to mitigate its losses by sale of the Products ordered to other Contract Sales Representatives or customers.

     12.6 CSR will offer to RCAI and RCAI may at its sole option, elect to assume the rights and obligations of any agreements between CSR and its customers for the service of the Products, effective as of the date of termination or expiration.

     12.7 If either RCAI terminates this Agreement without cause, there will be no non-compete period following the termination of the Agreement.

     12.8 If RCAI terminates this Agreement with cause, CSR may not compete with any of RCAI's products or services for a period of two (2) years.

     12.9 If CSR terminates this Agreement without cause, CSR may not compete with any of RCAI's products or services of a period of five (5) years.

     12.10 If CSR terminates this Agreement with cause, there will be no non-compete period following the termination of the Agreement.

     12.11 In no event will termination or expiration with or without cause of this Agreement entitle CSR to any compensation by RCAI on any grounds whatsoever.
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SECTION 13: GOVERNING LAW, ARBITRATION, ATTORNEY'S FEES

     13.1 Governing Law. This Agreement together with the Schedules hereto and any valid agreement subsequently entered into between the parties regarding the subject matter hereof will be governed and construed in accordance with the laws of California.

     13.2 Dispute Resolution. In the event of any controversy or claim arising out of or relating to this Agreement, the parties agree to try in good faith to settle the claim by mediation administered by the American Arbitration Association (`AAA') under its International Commercial Mediation Rules before resorting to arbitration. Any controversy or claim that cannot be resolved by mediation will be settled by arbitration administered by the AAA in accordance with its International Arbitration Rules. To the extent these rules require supplementation and do not contradict the aforesaid Rules, the arbitral tribunal will apply the California rules on Arbitration and Conciliation of International Commercial Disputes. Unless otherwise agreed, the place of arbitration will be Los Angeles, California. Judgment on the award rendered by the arbitrator will be final and may be entered in any court having jurisdiction thereof.

     13.3 In the event of unauthorized use or disclosure of the Products, Trademarks, or Documentation, CSR acknowledges that RCAI will be irreparably harmed and, as there is no adequate remedy at law, RCAI may seek and obtain injunctive relief against CSR for any harm arising from or relating to said unauthorized use or disclosure. Moreover, should the interim measures for injunctive relief under the AAA International Arbitration Rules prove inadequate, RCAI may seek injunctive relief, specific performance or any other equitable relief from any competent court having jurisdiction.

     13.4 The award of the arbitrator will be final and binding on the parties, provided said award does not contradict in whole or in part the state of the governing law hereof. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement.

     13.5 Attorney's Fees. In the event an action or arbitral proceeding is instituted relating to this Agreement, the party which the arbitrator or court of competent jurisdiction shall deem to have substantially prevailed therein shall be entitled to recover all costs, expenses, and attorney's fees adjudged by such arbitral tribunal or court.

SECTION 14: GENERAL PROVISIONS

     14.1 Relationship of the Parties. Contract Sales Representative is an independent sales representative of RCAI, but in all of its operations hereunder Contract Sales Representative will operate as an independent contractor and will conduct its business at its own cost. Contract Sales Representative has no authority to make any representation or warranty on behalf of RCAI, except as specified in this Agreement. RCAI is not be responsible for payment of any taxes, income or otherwise, on behalf of Contract Sales Representative nor is RCAI responsible to provide any benefits whatsoever.

     14.2 Force Majeure. In the event that either party is rendered wholly or partially unable to carry out its obligations under this Agreement due to reasons beyond its control (including, without limitation, acts of God, industrial disputes, war or civil disturbances, fire, floods, storms, earthquakes, landslides, acts of any governmental authority or agency, embargoes or unavailability of equipment or transport), the failure to so perform will be excused and not constitute default hereunder during the continuation of the intervention of such force majeure. The party affected shall give prompt notice to the other party, shall take all reasonable steps to eliminate the intervening event and shall resume performance as promptly as is practicable.

     14.3 Assignment. This Agreement will be binding upon and inure to the benefit of RCAI, its successors and assigns. This Agreement will not be assignable or transferable by Contract Sales Representative unless prior written consent is obtained from RCAI and provided that the assignee or transferee agrees in writing to be bound by all the terms, condition and obligations of this Agreement by which Contract Sales Representative is bound and Contract Sales Representative remains subject to the obligations on confidentiality and proprietary rights set forth herein. Any assignment of this Agreement or any rights or obligations arising therefrom without RCAI's prior written consent shall be deemed void.

     14.4 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court or other tribunal of competent jurisdiction, this Agreement will be considered divisible as to such provision and the remaining provisions hereof will remain valid and binding.

     14.5 No Waiver. Failure or delay by either party to exercise or enforce any term, right, power or privilege of this Agreement will not operate as a waiver thereof nor will any single or partial exercise of any term, right, power or privilege preclude any other or further exercise thereof.

     14.6 Entire Agreement. This Agreement, and all schedules hereto form the entire agreement of the parties hereto with respect to the subject matter hereof. No modification, renewal, extension or waiver of this Agreement or any of its provisions will be binding unless made in writing and signed by each party's duly authorized representative, except as to the Schedules attached hereto, which RCAI may amend from time to time during the term hereof.

     14.7 Survival. Neither termination nor expiration will affect any right or obligation of either party hereunder which by its terms continues beyond the effective date of termination or expiration.

     14.8 Notices. Unless otherwise provided herein, any notice or other written communication required or permitted in connection with this Agreement will be properly given when made in writing and sent by first-class registered or certified airmail, return receipt requested, or by courier or other personal delivery service, and properly addressed to the appropriate party at the address set forth above, until changed by written notice. Notice shall be effective when given.

     IN WITNESS WHEREOF, RCAI and Contract Sales Representative have each caused this Agreement to be executed on its behalf by its duly authorized officer as of the date first written above.

RCAI                                       CONTRACT SALES REPRESENTATIVE


By: /s/ GORDON DAVIES                       By: /s/ ROSIANE JACOMINI
    -----------------                           --------------------
        Gordon Davies                               Rosiane Jacomini
        President